UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date earliest event reported) July 11, 2022

Commission File Number	Registrant, State of Incorporation or Organization, Address of Principal Executive Offices, Telephone Number, and IRS Employer Identification No.	Commission File Number	Registrant, State of Incorporation or Organization, Address of Principal Executive Offices, Telephone Number, and IRS Employer Identification No.

1-11299	ENTERGY CORPORATION	1-31508	ENTERGY MISSISSIPPI, LLC
	(a Delaware corporation) 639 Loyola Avenue New Orleans, Louisiana 70113 Telephone (504) 576-4000		(a Texas limited liability company) 308 East Pearl Street Jackson, Mississippi 39201 Telephone (601) 368-5000
	72-1229752		83-1950019

1-10764	ENTERGY ARKANSAS, LLC	1-35747	ENTERGY NEW ORLEANS, LLC
	(a Texas limited liability company) 425 West Capitol Avenue Little Rock, Arkansas 72201 Telephone (501) 377-4000		(a Texas limited liability company) 1600 Perdido Street New Orleans, Louisiana 70112 Telephone (504) 670-3700
	83-1918668		82-2212934

1-32718	ENTERGY LOUISIANA, LLC	1-34360	ENTERGY TEXAS, INC.
	(a Texas limited liability company) 4809 Jefferson Highway Jefferson, Louisiana 70121 Telephone (504) 576-4000		(a Texas corporation) 2107 Research Forest Drive The Woodlands, Texas 77380 Telephone (409) 981-2000
	47-4469646		61-1435798

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of Class	Trading Symbol	Name of Each Exchange on Which Registered

Entergy Corporation	Common Stock, $0.01 Par Value	ETR	New York Stock Exchange
	Common Stock, $0.01 Par Value	ETR	NYSE Chicago, Inc.

Entergy Arkansas, LLC	Mortgage Bonds, 4.875% Series due September 2066	EAI	New York Stock Exchange

Entergy Louisiana, LLC	Mortgage Bonds, 4.875% Series due September 2066	ELC	New York Stock Exchange

Entergy Mississippi, LLC	Mortgage Bonds, 4.90% Series due October 2066	EMP	New York Stock Exchange

Entergy New Orleans, LLC	Mortgage Bonds, 5.0% Series due December 2052	ENJ	New York Stock Exchange
	Mortgage Bonds, 5.50% Series due April 2066	ENO	New York Stock Exchange

Entergy Texas, Inc.	5.375% Series A Preferred Stock, Cumulative, No Par Value (Liquidation Value $25 Per Share)	ETI/PR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 13, 2022, Entergy Corporation (the "Company") announced that effective August 12, 2022 (the “Effective Date”), Peter S. Norgeot, Jr., age 57, will be appointed as the Company’s Executive Vice President and Chief Operating Officer. Mr. Norgeot will succeed Paul D. Hinnenkamp, who advised the Company on July 11, 2022, that he intends to retire from his position as the Company’s Executive Vice President and Chief Operating Officer as of the Effective Date. Mr. Norgeot currently serves as the Company’s Senior Vice President, Operations and Development, a role he has held since May 2022. Prior to his current role, Mr. Norgeot served as the Company’s Senior Vice President, Sustainable Planning, Development and Operations from May 2021 to May 2022; Senior Vice President, Transformation from February 2018 to May 2021; and Senior Vice President, Power Generation, Entergy Services, LLC from July 2017 through February 2018.

As of the date of this report, Mr. Norgeot’s compensation for his new role as Executive Vice President and Chief Operating Officer has not yet been determined by the Company’s Personnel Committee. There are no arrangements or understandings between Mr. Norgeot and any other person pursuant to which he will be appointed to serve as the Company’s Executive Vice President and Chief Operating Officer, and Mr. Norgeot does not have a direct or indirect material interest in any “related party” transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no family relationships between Mr. Norgeot and any director or executive officer of the Company.

Mr. Hinnenkamp also has advised Entergy Arkansas, LLC, Entergy Louisiana, LLC, Entergy Mississippi, LLC, Entergy New Orleans, LLC and Entergy Texas, Inc. that he intends to resign as a director of each company as of the Effective Date. It is anticipated that Mr. Norgeot will be elected to fill the vacancy on the board of directors of each such company that will be created by Mr. Hinnenkamp’s resignation.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Entergy Corporation
Entergy Arkansas, LLC
Entergy Louisiana, LLC
Entergy Mississippi, LLC
Entergy New Orleans, LLC
Entergy Texas, Inc.

                            By: /s/ Marcus V. Brown
Marcus V. Brown
Executive Vice President and
General Counsel

Dated: July 13, 2022